                               CONSENT OF COUNSEL

                                 AIM SUMMIT FUND

      We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for AIM Summit Fund, which is included in Post-Effective Amendment No. 33 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-76909), and Amendment No. 34 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-3443), on Form N-1A of AIM Summit Fund.

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                     -------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
February 23, 2005